UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

Digital Learning Management Corporation
(Exact name of registrant specified in charter)

Nevada (State of Incorporation)	000-26293 (Commission File Number)	88-0420306 (IRS Employer Identification No.)

19950 Mariner Avenue
Torrance, CA 90503
(Address of principal executive offices) (Zip Code)

(310) 921-3444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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ITEM 4.   CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)    On March 30, 2004, Digital Learning Management Corporation (the “Registrant”) terminated Beckstead & Watts, LLP (“Beckstead”) as its independent auditor. The Registrant’s Board of Directors approved the termination of Beckstead. Beckstead audited the Registrant’s financial statements for the fiscal years ended December 31, 2003, 2002 and 2001.

Beckstead's report on the Registrant’s financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified as audit scope or accounting principles. The reports of Beckstead for the fiscal years ended December 31, 2002 and 2001 were qualified reports in that adverse financial conditions identified by the accountants raised substantial doubt about the Registrant’s ability to continue as a going-concern. During the recent fiscal year ended December 31, 2003, (i) there were no disagreements between the Registrant and Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Beckstead, would have caused Beckstead to make reference to the subject matter of the disagre ement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Act”). The decision to replace Beckstead was not the result of any disagreement between Beckstead and the Registrant on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

The Registrant furnished Beckstead with a copy of this Report on Form 8-K prior to filing with the Securities and Exchange Commission (the “SEC”). The Registrant also requested that Beckstead furnish a letter addressed to the SEC stating whether it agrees with the statements made in this Report. A copy of Beckstead's letter to the SEC is filed with this Report as Exhibit 16.1.

(b)   On March 30, 2004, the Registrant’s Board of Directors approved the appointment of AJ Robbins, PC as its new independent accountant and auditor.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Not applicable.
(b)   Not applicable.
(c):   Exhibits:
               16.1   Letter from Beckstead & Watts, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Learning Management Corporation

Dated: April 5, 2004	By:	/s/ Aurangzeb Bhatti

Title President

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EXHIBIT INDEX

16.1   Letter from Beckstead & Watts, LLP

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